Exhibit 8.1

Subsidiaries of Sesa Sterlite Limited

S. No	Name of the Company	Country of Incorporation
1	Copper Mines of Tasmania Pty Limited	Australia
2	Thalanga Copper Mines Pty Limited	Australia
3	Monte Cello B.V.	Netherland
4	Bharat Aluminium Company Limited	India
5	Sterlite Infra Limited	India
6	Talwandi Sabo Power Limited	India
7	Sterlite (USA) Inc.	USA
8	Hindustan Zinc Limited	India
9	Fujairah Gold FZC	UAE
10	THL Zinc Ventures Ltd	Mauritius
11	THL Zinc Ltd	Mauritius
12	THL Zinc Holding B.V.	Netherland
13	THL Zinc Namibia Holdings (Proprietary) Limited	Namibia
14	Skorpion Zinc (Proprietary) Limited	Namibia
15	Skorpion Mining Company (Proprietary) Limited	Namibia
16	Namzinc (Proprietary) Limited	Namibia
17	Amica Guesthouse (Proprietary) Limited	Namibia
18	Rosh Pinah Health Care (Proprietary) Limited	Namibia
19	Black Mountain Mining (Proprietary) Limited	South Africa
20	Vedanta Lisheen Holdings Limited	Ireland
21	Vedanta Lisheen Mining Limited	Ireland
22	Killoran Lisheen Mining Limited	Ireland
23	Lisheen Milling Limited	Ireland
24	Killoran Lisheen Finance Limited	Ireland
25	Lisheen Mine Partnership*	Ireland
26	Sterlite Ports Limited	India
27	Sterlite Infraventures Limited	India
28	Vizag General Cargo Berth Private Limited	India
29	Paradip Multi Cargo Berth Private Limited	India
30	Maritime Ventures Private Limited	India
31	Pecvest 17 Proprietary Limited	South Africa
32	Lakomasko B.V.	Netherland
33	Vedanta Exploration Ireland Limited	Ireland
34	Malco Energy Limited (formerly Vedanta Aluminium Limited)	India
35	Sesa Resources Limited (‘SRL’)	India
36	Sesa Mining Corporation Limited (‘SMCL’)	India
37	Goa Energy Limited	India
38	Western Cluster Limited	Liberia
39	Twin Star Mauritius Holdings Limited (‘TMHL’)	Mauritius
40	Twin Energy Holdings Limited (‘TEHL’)	Mauritius
41	Bloom Fountain Limited (‘BFL’)	Mauritius
42	Cairn India Limited	India
43	Cairn India Holdings Limited	Jersey
44	Cairn Energy Holdings Limited	United Kingdom
45	Cairn Energy Hydrocarbons Ltd	United Kingdom
46	Cairn Exploration (No. 7) Limited	United Kingdom
47	Cairn Exploration (No.6) Limited	United Kingdom
48	Cairn Exploration (No. 2) Limited	United Kingdom
49	Cairn Energy Gujarat Block 1 Limited	United Kingdom
50	Cairn Energy Discovery Limited	United Kingdom
51	Cairn Energy Cambay B.V.	Netherlands

52	Cairn Energy India West B.V.	Netherlands
53	Cairn Energy Gujarat B.V.	Netherlands
54	Cairn Energy Netherlands Holdings B.V.	Netherlands
55	Cairn Energy Australia Pty Limited	Australia
56	Cairn Energy India Pty Limited	Australia
57	CEH Australia Pty Limited	British Virgin Islands
58	CIG Mauritius Holdings Private Limited	Mauritius
59	CIG Mauritius Private Limited	Mauritius
60	Cairn Lanka (Pvt) Ltd	Sri Lanka
61	Cairn South Africa (Proprietary) Limited	South Africa

*	Entities registered as other than a corporate entity